EXHIBIT 21.1

QUIKSILVER, INC.

NAMES AND JURISDICTIONS OF SUBSIDIARIES

Subsidiary Name	Jurisdiction
Fidra, Inc.	California
Hawk Designs, Inc.	California
Mervin Manufacturing, Inc.	California
Mt. Waimea, Inc.	California
QS Optics, Inc.	California
QS Retail, Inc.	California
Quiksilver Entertainment, Inc.	California
Quiksilver Wetsuits, Inc.	California
DC Shoes, Inc.	California
DC Direct, Inc.	California
Quiksilver Americas, Inc.	California
QS Wholesale, Inc.	California
UMTT Pty Ltd.	Australia
Carribean Pty Ltd.	Australia
Pavilion Productions Pty Ltd.	Australia
QSJ Holdings Pty Ltd.	Australia
Quiksilver Australia Pty Ltd.	Australia
Quiksilver International Pty Ltd.	Australia
Ug Manufacturing Co. Pty Ltd.	Australia
Watermoons Pty Ltd.	Australia
DC Australia Pty Ltd.	Australia
Andaya SARL	France
Cariboo SARL	France
Emerald Coast SA (renamed from Gotcha SA)	France
Infoborn SARL	France
Kokolo SARL	France
Na Pali SAS	France
Na Pali Entertainment SARL	France
Na Pali Europe SARL	France
Omareef Europe SAS	France
Tavarua SCI	France
DC Europe SARL	France
Zebraska SARL	France
Kauai GMBH	Germany
Makaha GMBH	Germany
Quiksilver Asia Sourcing Ltd. (Renamed from QS (Australia))	Hong Kong
Quiksilver Greater China Ltd.	Hong Kong
DC Shoes International Ltd.	Hong Kong
PT Quiksilver Indonesia	Indonesia
Namotu Ltd.	Ireland
Haapiti SRL	Italy
Moorea SRL	Italy
Quiksilver Japan K.K.	Japan
QS Holdings SARL	Luxemborg
Urban Surf	Malaysia
Pukalani BV	Netherlands
Tuvalu BV	Netherlands
Ug Manufacturing Co. Pty Ltd.	New Zealand
Rawaki sp z.o.o.	Poland

Subsidiary Name	Jurisdiction
Kiribatti Lda	Portugal
Tarawa Lda	Portugal
Bakio SL	Spain
Quiksilver Europa, SL.	Spain
Sumbawa SL	Spain
Town Surf	Thailand
Escatade Ltd.	U.K.
Lanai Ltd.	U.K.
Molokai Ltd.	U.K.
Sunshine SA	Switzerland
Longboarder GMBH	Switzerland